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                                                                  EXHIBIT 3(h)

OFFICE OF THE                                              CORPORATION SECTION
SECRETARY OF STATE                                              P.O. BOX 13697
                                                      AUSTIN, TEXAS 78711-3697


                       ARTICLES/CERTIFICATE OF CORRECTION

This correction is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act for a corporation or limited liability company, or pursuant to section 2.13, Texas Revised Limited Partnership Act for a limited partnership, to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified.

                                  ARTICLE ONE

The name of the entity is Reliant Energy, Incorporated.

                                  ARTICLE TWO

The document to be corrected is the Statement of Resolution Establishing Series F Preference Stock which was filed in the Office of the Secretary of State on the 8th day of December, 1999.

                                 ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

The first sentence of paragraph 1 entitled "Designation and Amount" references 2,100 shares of Series F Preference Stock which should be 2,400.

                                  ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

         1. Designation and Amount. There shall be a series of Preference Stock that shall be designated as "Series F Preference Stock," and the number of shares constituting such series shall be 2,400.


                          By:   /s/ Mark Kilbride
                                ----------------------------------------------
                          Its:  Mark Kilbride, Treasurer
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                                An Authorized Corporate Officer or Director
                                or Limited Liability Company Member or Manager or Limited Partnership General Partner